UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 11, 2020

Adhera Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 2161 Wake Forest, North Carolina	27588
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	919-518-3748

N/A

Former name or former address, if changed since last report

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered
_	_	_

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

In light of the circumstances and uncertainty surrounding the effects of the COVID-19 coronavirus pandemic on the operations, employees, consultants and service providers of Adhera Therapeutics, Inc., a Delaware corporation (the “Company”), the Company’s board of directors and management has determined that it will delay the filing of its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020 (the “Quarterly Report”) by up to 45 days in accordance with the Securities and Exchange Commission’s (“SEC”) March 25, 2020 Order (Release No. 34-88465) (the “Order”), which allows for the delay of certain filings required under the Securities Exchange Act of 1934, as amended. The Order supersedes the original March 4, 2020 Order (Release No. 34-88318) that the SEC issued to provide relief to issuers impacted by COVID-19.

The Company’s operations, including its ongoing efforts to generate capital to continue its business operations through the sale of its equity or debt securities, or through the sale of all or a portion of its assets, have experienced disruption due to the unprecedented conditions surrounding the COVID-19 pandemic spreading throughout the United States and the world, and thus the Company’s business operations have been disrupted and it is unable to timely review and prepare the Quarterly Report. As such, the Company will be making use of the 45-day grace period provided by the SEC’s Order to delay the filing of the Quarterly Report. The Company plans to file the Quarterly Report by no later than June 29, 2020, forty-five (45) days after the original due date of the Quarterly Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADHERA THERAPEUTICS, INC.

May 11, 2020	By:	/s/ Nancy R. Phelan
	Name:	Nancy R. Phelan
	Title:	Chief Executive Officer